EXHIBIT 10.1

                     RESTATED AGREEMENT OF OCCUPANCY AND USE


         This RESTATED AGREEMENT OF OCCUPANCY AND USE (the "Agreement" )is made and entered into this______ day of _____________, 200__, by and between MINERA RIO GRANDE S.A., with an address located at Jiron Puerto Pizzaro, Manzana 15, Lote 5, Urbanizacion Portada del Sol, Primera Etapa, La Molina, Lima, Peru ("Rio"), and QUILLABAMBA MINING SAC, with an address located at Sir William's Court, 851 South Rampart Blvd., Suite 150, Las Vegas, Nevada 89145 ("Quillabamba"). Rio and Quillabamba may be referred to collectively in this Agreement as the "Parties" or individually as a "Party."

         Whereas, on November 25, 200__, Rio and Quillabamba entered into that certain Agreement of Occupancy and Use (the "Original Agreement") pursuant to which Quillabamba was granted the right to occupy and use that certain land located at Coyotayoc, Sector Illapani, Provincia De La Convencio, Cuzco (the "Camp"), including, but not limited to, its contents, facilities, buildings, water supply, utilities, hardware, software, communications equipment, machinery, mechanical installations, infrastructure, vehicles and supplies, as well as all equipment owned by Rio located at the Camp as described more fully in List B to the Original Agreement, in exchange for Rio's right to use the equipment owned by Quillabamba located at the Camp as described more fully in List A to the Original Agreement.

         Whereas, Rio and Quillabamba desire to clarify and restate certain of the terms contained in the Original Agreement.

         NOW, THEREFORE, with the foregoing background incorporated herein, for valuable consideration, including the covenants and agreements hereinafter contained, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. Quillabamba's Use of Camp and Rio's Equipment. In consideration of the rights granted to Rio under Section 2 below, Rio does lease, let and demise unto Quillabamba, its successors and assigns, the free, unfettered right to access and use the Camp, including, but not limited to, its contents, facilities, buildings, water supply, utilities, hardware, software, communications equipment, machinery, mechanical installations, infrastructure, vehicles and supplies, including all equipment owned by Rio located at the Camp as described more fully in List B to the Original Agreement and incorporated herein as if stated in full and any other equipment purchased or to be purchased by Rio for use at the Camp, for the purposes of exploring, drilling and mining, and taking, storing, removing and disposing of such mined materials, and any and all uses and purposes incidental or related thereto including, but not limited to, the right to construct any and all operations necessary to Quillabamba's use of the Camp. To the extent necessary, Quillabamba is hereby granted an easement and right of way for roads, pipelines, electrical transmission lines, and any other uses related to its use of the Camp, over the Camp and any other lands now or in the future owned, leased or otherwise controlled by Rio in the vicinity of the Camp. Notwithstanding anything here to the contrary, Rio has the right to utilize the Camp in conjunction with Quillabamba and, further, has the right to enter the Camp for purposes of inspecting the Camp and its equipment.

         2. Rio Use of Quillabamba's Equipment. In consideration for the rights granted to Quillabamba under Section 1 above, Quillabamba does grant to Rio, its successors and assigns, the right to use the equipment owned by Quillabamba and located at the Camp as described more fully in List A to the Original Agreement and incorporated herein as if stated in full and any other equipment purchased or to be purchased by Quillabamba for use at the Camp for the purposes of exploring, drilling and mining, and taking, storing, removing and disposing of such mined materials, and any and all uses and purposes incidental or related thereto.

         3. Term and Renewal Option. The term of this Agreement shall be for of period of ten (10) years commencing on the Effective Date of this Agreement (the "Term"). Quillabamba shall have the option, at its sole and absolute discretion, to renew this Agreement for additional consecutive ten (10) year terms ("Renewal Term"), under the same terms and conditions as set forth in this Agreement. Prior to the expiration of the Term or any

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Renewal Term, Quillabamba shall notify Rio of its decision to exercise its option to renew this Agreement for an additional ten (10) years; provided, however, that if Quillabamba fails to notify Rio of its decision to renew this Agreement prior to the expiration of the Term or any Renewal Term, Quillabamba shall have a grace period of six (6) months following the expiration of the Term or any Renewal Term to exercise its renewal option as provided for herein without penalty such as loss of rights or privileges as granted to Quillabamba under the terms of this Agreement.

         4. Availability, Location and Priority of Use of Equipment. The Parties hereto agree to keep all machinery, mechanical installations, infrastructure, vehicles and supplies, including the equipment described more fully in Lists A and B, respectively, to the Original Agreement, and all other equipment purchased or to be purchased for use at the Camp for mining related activities, at the Camp and readily available for the other Party's use pursuant to this Agreement; provided, however, that Quillabamba shall have priority over Rio with respect to the use of any and all such machinery, mechanical installations, infrastructure, vehicles and supplies located at the Camp, including the equipment described more fully in Lists A and B, respectively, to the Original Agreement, and any other equipment purchased or to be purchased for use at the Camp for mining related activities.

         5. Camp Related Costs and Expenses; Payment. The Parties hereto agree that all costs and expenses associated with the Camp operations, including, but not limited to, costs and expenses associated with (a) prepping and treatment of mining samples, processing of ore at the Recovery Plant, and assaying mining samples, (b) repairing and maintaining all machinery, mechanical installations, infrastructure, vehicles and equipment, including the equipment described more fully in Lists A and B, respectively, to the Original Agreement and any new equipment purchased or to be purchased by the Parties hereto, located at the Camp and used by both Parties solely for mining related activities; (c) domestic, kitchen and security personnel; (d) utilities, including, but not limited to, electricity, diesel and gasoline; (e) and taxes, subject to Section 7 below (collectively, the "Camp Costs"), are beneficial to both Parties and therefore shall be apportioned as follows: during months when neither party or both parties are undertaking mining operations and activities at the Camp, the Camp Costs shall be shared equally by the Parties (i.e. 50% each Party); provided, however, that during the months when only one of the Parties hereto is undertaking mining operations and activities at the Camp, the Party so operating shall be responsible for 80% of the Camp Costs. Quillabamba agrees to pay all Camp Costs on a monthly basis and to invoice Rio for its portion of the Camp Costs in compliance with this Section 5 of the Agreement, which invoice shall be paid by Rio within ten (10) days of receipt.

         6. Non-Camp Related Costs. The Parties hereto agree that all costs and expenses related to and associated with non-Camp related activities including, but not limited to, (a) activities and operations conducted at the Camp not related to mining; (b) changes to any machinery, mechanical installations, infrastructure, vehicles, equipment or the like located at the Camp; (c) purchases of any new machinery, mechanical installations, infrastructure, vehicles, equipment or the like for use at the Camp; and (d) drilling and mining activities that occur outside the boundaries of the Camp (collectively, the "Non-Camp Costs"), shall be the sole responsibility of, and be paid entirely by, the Party incurring said Non-Camp Costs.

         7. Taxes. The Parties hereto agree to treat all municipal taxes and local levies imposed upon the Camp shall be treated as "Camp Costs" pursuant to
Section 5 above and apportioned in compliance therewith. All other taxes, including taxes relating to the Parties respective mining and non-mining activities, including those taxes, if any, imposed upon materials actually mined by the Parties or processed from, or related in any manner to, any non-mining plants or facilities, shall be treated as "Non-Camp Costs" pursuant to Section 6 above and shall be the sole responsibility of, and be paid entirely by, the Parties incurring such tax.

         8. Suspension. Notwithstanding anything contained herein to the contrary, it is expressly understood and agreed that the obligations imposed upon Parties may be suspended so long as and to the extent that the Parties are prevented from, delayed or hindered in performing such obligations by the elements, accidents, strikes, lockouts, riots, delays in transportation, inability to secure materials in the open market, acts of war or conditions attributable to war or compliance by the Parties with any applicable federal, state, county, municipal or other governmental agency regulations, rules or orders, or with proration or curtailment regulations of authorities

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constituted by law, or other causes beyond the reasonable control of the
Parties, whether similar or dissimilar to the foregoing including, but not limited to, the confiscation or nationalization of the Camp by any governmental authority or the selling, auction or other disposition of the Camp by any governmental authority; provided, however, that if any governmental authority attempts to sell, auction or otherwise dispose of the Camp, the Parties, either together or separately, may attempt to reacquire ownership to the Concessions. This Agreement shall remain in full force and effect during any suspension and for a reasonable time thereafter, provided that after the removal of the cause or causes preventing, delaying or hindering the performance of such obligation, the Parties diligently commence or resume the performance of such obligation.

         9. Interference. The Parties hereto shall immediately notify the other Parties to this Agreement should it become aware if any Party or any non-party to this Agreement is proposing to take, or has taken, any action to prohibit, curtail or otherwise interfere in any manner whatsoever with the operation of the Camp, including access to the Camp, or otherwise affect any of the Parties rights as set forth in this Agreement.

         10. Notices. Any notice or other communications given or sent pursuant to this Agreement shall be in writing and shall be deemed given when personally delivered, mailed by registered or certified mail, return receipt requested, or delivered by facsimile transmission, to the respective parties at their addresses indicated below:

         For Rio:               MINERA RIO GRANDE S.A.
                                Jiron Puerto Pizzaro,
                                Manzana 15, Lote 5,
                                Urbanizacion Portada del Sol, Primera Etapa,
                                La Molina, Lima, Peru
                                Fax No.: _______________________
                                Attn: __________________________

         For Quillabamba:       QUILLABAMBA MINING SAC
                                851 South Rampart Blvd., Suite 150
                                Las Vegas, NV  89145
                                Fax No.: _______________________
                                Attn: __________________________

         Such addresses may be changed, from time to time, by means of a notice given in the manner provided in this Section of this Agreement.

         11. Severability. Nothing contained in this Agreement shall require or be construed as to require the commission of any act contrary to any law, rule or regulation of any governmental authority, and if there shall exist any conflict between any provision of this Agreement and such law, rule or regulation, the latter shall prevail and the pertinent provision or provisions of this Agreement shall be curtailed, limited or eliminated to the extent necessary to remove such conflict, and as so modified, this Agreement shall continue in full force and effect.

         12. Waiver. No waiver by any party of any breach or default hereunder shall be deemed to be a waiver of any preceding or subsequent breach or default. All waivers must be in writing, specify the breach or default concerned and be signed by the party against whom the waiver is sought to be enforced. The payment of any monies by any party shall not be deemed a waiver. This Agreement and the rights and obligations of the parties hereunder shall inure to the benefit of and be binding upon the permitted assigns, successors and affiliated entities of the parties hereto.

         13. Benefit. The provisions of this Agreement are for the exclusive benefit of the parties who are signatories hereto and their permitted successors and assigns, and no third party shall be a beneficiary of, or have any rights by virtue of, this Agreement whether or not such third party is referred to herein.

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         14. Assignment. Quillabamba shall have the right to assign its rights and obligations under this Agreement to any third party, or to a subsidiary, parent, successor or affiliate of Quillabamba without the consent of Rio. Rio shall not have the right to assign its rights and obligations under this Agreement to any third party, or to a subsidiary, parent, successor or affiliate of Rio without the prior written consent of Quillabamba, which consent shall not be unreasonably withheld.

         15. Other Activities at the Camp. The Parties hereto shall not (a) conduct any activity at the Camp other those related to the Parties respective mining activities as presently conducted at the Camp and referenced herein, or
(b) permit any third party, or any subsidiary, parent, successor or affiliate of said Party, to conduct any activity whatsoever at the Camp, without the prior written consent of the other Party, which consent shall not be unreasonably withheld.

         16. Right of First Refusal. Should Rio receive a bonafide offer to purchase Rio, the Camp or any or all of its assets, then Quillabamba shall have the right of first refusal for the purchase of same on the same terms and conditions as set forth in the offer to purchase received by Rio; provided, however, that if Quillabamba does not exercise its right of first refusal, then any such sale shall be subject to this Agreement.

         17. Entire Agreement. This Agreement sets forth the entire Agreement and understanding among the parties with respect to its subject matter and supersedes and replaces any and all prior and/or contemporaneous warranties, representations, and agreements between the parties with respect to the subject matter hereof whether written or oral; and may not be altered, amended, discharged and/or modified except by subsequent written agreement executed by the parties hereto.

         18. Costs and Attorney's Fees. If any act is necessary by Quillabamba to enforce any provision of this Agreement, Quillabamba shall be entitled to all costs and expenses incurred, including any and all attorney's fees.

         19. Further Assurances. Each party hereto agrees to perform such further acts and to execute and deliver such further documents as may be reasonably necessary to carry out the provisions and intentions of this Agreement.

         20. Governing Law; Exclusive Jurisdiction; Service of Process. This Agreement has been delivered at and shall be deemed to have been made at Las Vegas, Nevada, and shall be interpreted, and the rights and liabilities of the parties hereto determined, in accordance with the laws of the State of Nevada. The Parties hereto agree that any proceeding arising out of or relating to this Agreement shall be exclusively brought in the District Court for the County of Clark, State of Nevada and each of the parties irrevocably submits to the exclusive jurisdiction of such court in any such proceeding, waives any objection it may now or hereafter have to venue or to convenience of forum, agrees that all claims in respect of the proceeding shall be heard and determined only in such court and agrees not to bring any proceeding arising out of or relating to this Agreement in any other court. The parties agree that either or both of them may file a copy of this Section with such court as written evidence of the knowing, voluntary and bargained agreement between the parties irrevocably to waive any objections to venue or to convenience of forum. Process in any proceeding referred to in this Section may be served on any party anywhere in the world in compliance with the Notice provision set forth in
Section 12 above. The prevailing party in any such action or proceeding shall be entitled to an award of all reasonable attorney's fees and costs.

         21. Careful Review. By signing this Agreement, the Parties hereto acknowledge and warrant that this Agreement was carefully reviewed in its entirety by it, and that this Agreement was signed and executed voluntarily and without reliance upon any statement or representation of or by the other Party, or any representative or agent of the other Party other than statements made herein.

         22. Legal Compliance. The Parties hereto agree to abide by all applicable laws and regulations in the performance of their respective duties provided for in this Agreement.

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         23. Legal Representation. The Parties hereto were represented by counsel in preparing this Agreement and certify to each other that they have had the opportunity to consult an attorney, appreciates the legal significance and consequences of signing this Agreement, including any related tax consequences. Therefore, the rule regarding construing ambiguities against the drafter of the agreement does not apply as it relates to this Agreement.

         24. Not a Joint Venture, Partnership, etc. Nothing contained in this Agreement shall be deemed to create any joint venture, partnership or other relationship between the Parties and, further, in no way implies, construes or creates a joint venture, partnership or other relationship between the Parties.

         25. Labor Disputes, etc. Neither Party shall be in breach of this Agreement if it fails to perform as required hereunder due to labor disputes, civil commotion, war, warlike operation, sabotage, governmental regulations or control, fire or other casualty, inability to obtain any materials, or other causes beyond such Party's reasonable control (financial inability excepted).

         26. Cumulative Rights. The various rights, options, elections and remedies provided for in this Agreement shall be cumulative and no one of them shall be construed as exclusive of any other, or of any right, priority or remedy allowed or provided for by law unless expressly waived in this Agreement.

         27. Benefit. The terms, provisions, covenants and conditions contained in this Agreement shall apply to, bind and inure to the benefit of the Parties hereto and their respective heirs, executors, administrators, legal representatives, successors and assigns.

         28. Authorization. The Parties represent and warrant that all necessary corporate or other necessary actions have been taken to authorize the individuals signing this Agreement on behalf of the respective Parties to do so.

         29. Descriptive Headings. Descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement and shall not be considered for purposes of its interpretation. Any ambiguities shall be resolved without reference to which party may have drafted this Agreement.

         30. Counterparts/Facsimile. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument. Facsimile signatures shall be as effective as originals.

         31. Time of the Essence. The Parties hereto agree and acknowledge that time is of the essence and that all of the actions contemplated herein shall be accomplished as soon as practicable and without any delay.


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date of this Agreement set forth above.


MINERA RIO GRANDE S.A.                     QUILLABAMBA MINING SAC


_________________________________          ____________________________________

By: _____________________________          By: ________________________________

Title: __________________________          Title: _____________________________

Dated: __________________________          Dated: _____________________________

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